EXHIBIT 23.1


                        Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" in the Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 of The Liberty Corporation and to the incorporation by reference of our report dated February 1, 2000 with respect to the consolidated financial statements of The Liberty Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22591) pertaining to The Cosmos Broadcasting Corporation Retirement and Savings Plan, in the Registration Statement (Form S-8 No. 333-22285) pertaining to The Liberty Corporation Retirement and Savings Plan, and in the Registration Statement (Form S-8 No. 333-30151) pertaining to The Performance Incentive Compensation Program of our report dated February 1, 2000, with respect to the consolidated financial statements of The Liberty Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedules included therein.

/s/ Ernst & Young LLP

Greenville, South Carolina
August 18, 2000